EXHIBIT 99

E-WASTE SYSTEMS, INC.
2012 AMENDED AND RESTATED
EQUITY COMPENSATION PLAN

Article 1.  Purpose; Effective Date.  The purpose of this Plan is (a) to ensure the retention of the services of existing executive personnel, key employees, and directors of the Company or its affiliates; (b) to attract and retain competent new executive personnel, key employees, and directors; (c) to provide incentive to all such personnel, employees and directors to devote their utmost effort and skill to the advancement and betterment of the Company, by permitting them to participate in the ownership of the Company and thereby in the success and increased value of the Company; (d) to allow vendors, service providers, consultants, business associates, strategic partners, and others with, or that the Board of Directors anticipates will have, an important business relationship with the Company or its affiliates, the opportunity to participate in the ownership of the Company and thereby to have an interest in the success and increased value of the Company; and (e) to compensate service providers, consultants, business associates and strategic partners who have provided services to the Company and who are willing to receive compensation for services rendered in the form of the Company’s common stock ("Common Stock"), Common Stock subject to conditions ("Restricted Shares") or options to purchase Common Stock ("Options").

Article 2.  Administration.  The Plan shall be administered by a committee ("Committee") consisting of not less than one director of the Company as designated by the Board of Directors of the Company ("Board"). The Board may from time to time remove members from the Committee, fill all vacancies in the Committee, however caused, and may select one of the members of the Committee as its Chairman. Any action of the Committee shall be taken by a majority vote or the unanimous written consent of the Committee members. The Committee shall hold meetings at such times and places as it may determine, shall keep minutes of its meetings, and shall adopt, amend, and revoke such rules and procedures as it may deem appropriate with respect to the Plan.

Article 3.  Maximum Number of Shares Subject to the Plan. The shares of common stock which may be issued under the Plan shall be authorized and unissued Common Stock.  The maximum aggregate number of shares of Common Stock which may be issued under the Plan shall be Five Million (5,000,000) shares.  The shares of Common Stock to be issued as Restricted Shares, or to be issued upon the exercise of Options may be authorized but unissued shares or shares reacquired by the Company.  If the conditions associated with the grant of Restricted Shares are not achieved within the period specified for satisfaction of the applicable conditions, or if the Restricted Shares or Options grant terminates for any reason before the date on which the conditions must be satisfied, the shares of Common Stock associated with such Restricted Shares shall cease to reduce the number of shares available for purposes of the Plan.

Article 4.  Eligibility and Participation.  Officers, employees, directors (whether employee directors or non-employee directors), and independent contractors or agents of the Company or its subsidiaries ("Subsidiaries") who are responsible for or contribute to the management, growth, or profitability of the business of the Company or its Subsidiaries shall be eligible to participate in the Plan to the extent designated by the Committee in its sole and complete discretion ("Participants").  For purposes of this Plan, the term "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of this Plan shall be considered a Subsidiary commencing as of such date.

Article 5.  Effective Date and Term of Plan.  This Plan shall become effective upon its adoption by the Board of Directors of the Company subject to, if shareholder approval shall be required by law or regulation, approval of this Plan by a majority of the stockholders of the Company voting in person or by proxy at a meeting of the stockholders or by written consent, which approval must be obtained within 12 months following adoption of the Plan by the Board of Directors. The Plan shall continue in effect for a term of 10 years.

Article 6.  Adjustments.  If the then outstanding shares of Common Stock are increased, decreased, changed or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, then an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares or securities as to which Shares and Restricted Shares may be granted under this Plan. A corresponding adjustment changing the number and kind of shares or securities allocated to Shares, Restricted Shares, or portions thereof, which shall have been granted prior to any such change, shall likewise be made.

Article 7.  Privileges of Stock Ownership.  Notwithstanding the achievement of any conditions specified in any Option or Restricted Share grant pursuant to the terms of this Plan, no Participant shall have any of the rights or privileges of a stockholder of the Company with respect to any shares of Common Stock issuable upon the satisfaction of his or her Restricted Share conditions until certificates representing the shares have been issued and delivered. No shares shall be required to be issued and delivered upon satisfaction of any conditions with respect to a Restricted Share unless and until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with.

Article 8.  Reservation of Shares of Common Stock.  The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. In addition, the Company shall from time to time, as is necessary to accomplish the purposes of this Plan, seek or obtain from any regulatory agency having jurisdiction any requisite authority in order to issue and sell shares of Common Stock hereunder. The inability of the Company to obtain from any regulatory agency the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Common Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell the stock for which the requisite authority was not obtained.

Article 9.  Tax Withholding.  The Committee or its designee shall have the right to determine the amount of any Federal, state or local required withholding tax, and may require that any such required withholding tax be satisfied by withholding shares of Common Stock or other amounts which would otherwise be payable under this Plan.

Article 10.  Compliance with Securities Laws.  Shares of Common Stock shall not be issued under the Plan unless the issuance and delivery of those shares shall comply will all relevant provisions of state and federal law including, without limitation, the Securities Act of 1933, as amended (the “Act”), the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Unless the Common Stock to be issued shall have been registered under the Act, the Committee may also require an individual to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restriction imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule or regulation. Further, an individual shall consent to the imposition of a legend on the shares of Common Stock relating to his or her Restricted Shares restricting their transferability as required by law or by this Article 10.

Article 11.  Corporate Reorganization.  In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares  of Common Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Internal Revenue Code) or any partial or complete liquidation of the Company, (a "Corporate Reorganization), the Committee or the Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under this Plan, and the maximum limitation on the number of awards that may be granted to any participant, in the number and kind of shares subject to other outstanding awards granted under this Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the  number of shares subject to any award shall always be a whole number.

Article 12.  Performance Share Awards.  The Committee may make awards ("Performance Share Awards") in Common Stock subject to conditions established by the Committee that may include attainment of specific Performance Objectives (as defined below). Performance Share Awards may include the awarding of additional shares upon attainment of the specified Performance Objectives. Any Restricted Share Award which is conditioned upon attainment of specific Performance Objectives shall have a minimum performance period of one year.

           Article 13.  Performance Objectives.  Performance objectives that may be used under this Plan include Net Income, Pretax Income, Consolidated Operating Income, Segment Operating Income, Return on Equity, Operating Income Return on Net Capital Employed, Return on Assets, Cash Flow, Working Capital, Share Appreciation, Total Shareholder Return, Total Business Return (calculated utilizing Earnings Before Interest, Taxes, Depreciation and Amortization and cash flow) and Earnings Per Share of Common Stock of the Company (the "Performance Objectives").

Article 14.  Restricted Share Awards.  The Committee may make awards in Common Stock subject to conditions, if any, established by the Committee which may include continued service with the Company or its subsidiaries ("Restricted Share Awards"). Each Restricted Share shall be evidenced by a Restricted Share agreement between the grantee ("Holder") and the Company. The terms and conditions of Restricted Shares granted under the Plan shall be determined by the Committee in its sole and complete discretion. Each Restricted Share shall be subject to all applicable terms and conditions of the Plan and may be subject to other terms and conditions not inconsistent with the Plan. The terms and conditions may differ as between Restricted Shares.  Each Restricted Share grant shall provide to the Holder the transfer of a specified number of shares of Common Stock that shall become non- forfeitable upon the achievement of specified service or performance conditions within a specified period ("Restriction Period") as determined by the Committee. (The Committee may also determine to grant shares without such restrictions).  At the time that the Restricted Share grant is made, the Committee shall specify the service or performance conditions and the period of duration over which the conditions apply. The date of grant of a Restricted Share shall be the date on which the Committee makes the determination to grant the Restricted Share, unless otherwise specified by the Committee.

Article 15.  Shares and Option in Compensation for Services.  The Committee may make awards in Common Stock or Options to compensate service providers, consultants, business associates and strategic partners who have provided services to the Company and who are willing to receive compensation for services rendered in the form of the Company’s Common Stock; provided that, there is a written agreement for such services and; further provided that, in the event that the shares to be issued have been registered under the Act,  the nature of the services rendered are not ineligible pursuant to Securities and Exchange Commission Releases 33-7646 and 33-7647.  All such Common Stock issued in compensation shall be valued at the Fair Market Value of the shares at the time of issuance.

Article 16.  Committee’s Determination.  The Committee's determinations under this Plan including without limitation, determinations of the employees to receive awards or grants, the form, amount and timing of such awards or grants, the terms and provisions of such awards or grants and the agreements evidencing same, and the establishment of Performance Objectives need not be uniform and may be made by the Committee selectively among employees who receive, or are eligible to receive awards or grants under this Plan whether or not such employees are similarly situated. The Committee may, with the consent of the participant, modify any determination it previously made.

Article 17.  Leave of Absence of Other Change in Employment Status.  The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under this Plan in respect of any leave of absence taken by an employee or any other change in employment status, such as a change from full time employment to a consulting relationship, of an employee relative to any grant or award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence or other change in employment status shall constitute a termination of employment within the meaning of this Plan and (ii) the impact, if any, of any such leave of absence or other change in employment status on awards under this Plan theretofore made to any employee who takes such leave of absence or otherwise changes his or her employment status.

Article 18.  Retention of Shares.  If shares of Common Stock are awarded subject to attainment of Performance Objectives, continued service with the Company or other conditions, the shares may be registered in the employees' names when initially awarded, but possession of certificates for the shares shall be retained by the Secretary of the Company for the benefit of the employees, or shares may be registered in book entry form only, in both cases subject to the terms of this Plan and the conditions of the particular awards.

Article 19.  Dividends and Voting.  The Committee may permit each participant to receive or accrue dividends and other distributions made with respect to such awards under such terms and conditions as in its discretion it deems appropriate. With respect to shares actually issued, the Committee under such terms and conditions as in its discretion it deems appropriate, may permit the participant to vote or execute proxies with respect to such registered shares.

Article 20.  Forfeiture of Awards.  Any awards or parts thereof made under this Plan which are subject to Performance Objectives or other conditions which are not satisfied, shall be forfeited, and any shares of Common Stock issued shall revert to the Treasury of the Company.

Article 21.  Continued Employment.  Nothing in this Plan or in any agreement entered into pursuant to this Plan shall confer upon any employee the right to continue in the employment of the Company or affect any right which the Company  may have to terminate the employment of such employee.

Article 22.  Compliance with Laws and Regulations. Notwithstanding any other provisions of this Plan, the issuance or delivery of any shares may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or any regulation of any governmental authority, whether foreign or domestic, or any national securities exchange.

Article 23.  Fair Market Value.  For all purposes of this Plan, the fair market value of a share of Common Stock shall be the mean of the high and low prices of Common Stock on the relevant date (as of 4:00 P.M. Eastern Standard Time) as  reported by the exchange or quotation medium on which the Company's common stock is listed or, if no sale was made on such date, then on the next preceding day on which such a sale was made; provided, however, that with respect to any grant of an award during 2012, the fair market value of a share of Common Stock shall be the mean of the average of the closing prices of Common Stock over the 10-trading-day period ending on the relevant date.

Article 24  Amendment.  The Board of Directors of the Company may alter or amend this Plan, in whole or in part, from time to time, or terminate this Plan at any time; provided, however, that no such action shall adversely affect any rights or obligations with respect to awards previously made under this Plan unless the action is taken in order to comply with applicable law, stock exchange rules or accounting rules; and, provided, further, that in the even that shareholder approval shall be required by law, no amendment which has the effect of increasing the number of shares subject to this Plan (other than in connection with a Corporate Reorganization) shall be made without the approval of the Company's shareholders.

Article 25.  Governing Law. The provisions of this Plan shall be governed by and interpreted in accordance with the laws of the State of Nevada, United States of America, without regard to any applicable conflicts of law and without regard to the fact that any party is or may become a resident of a different state or county.